CASMYN CORP.
                            1335 GREG STREET, #104
                               SPARKS, NV 89431



July 30, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  CASMYN CORP.
REGISTRATION STATEMENT ON FORM S-1,
REG. NO 333-8341 (THE "REGISTRATION STATEMENT")

Gentlemen:

Casmyn Corp. hereby amends the Registration Statement to include the following:

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The above was omitted from the Registration Statement inadvertently.


CASMYN CORP.


     /s/ Douglas C. Washburn
By:___________________________
Douglas C. Washburn
Secretary & Treasurer